EXHIBIT 10.1

VOTING AGREEMENT

This Voting Agreement (“Voting Agreement”), dated as of March 27, 2007, is among Columbia Banking System, Inc., a Washington corporation (“Columbia”), Town Center Bancorp, an Oregon corporation (“TCB”), and the undersigned, each of whom is either a director or executive officer of TCB. This Agreement will be effective upon the signing of the Merger Agreement (defined below).

RECITAL

As an inducement for Columbia to enter into the Plan and Agreement of Merger (the “Merger Agreement”) dated as of the date hereof, whereby TCB will merge with Columbia and Town Center Bank will merge with Columbia Bank (collectively, the “Merger”), each of the undersigned individuals, for himself or herself, his or her heirs and legal representatives, hereby agrees as follows:

AGREEMENT

1.	Voting and Other Matters. Each of the undersigned individuals shall vote or cause to be voted all shares of TCB’s common stock that he or she beneficially owns, with power to vote or direct the voting of (the “Shares”), in favor of approval of the Merger Agreement and the Merger. Attached as Exhibit A is a list by individual of the shares he/she beneficially owns as of the date of this Agreement. In addition, each of the undersigned individuals who is a director of TCB will (a) recommend to the shareholders of TCB that they approve the Merger Agreement, and (b) refrain from any actions or omissions inconsistent with the foregoing, except as otherwise required by law, including, without limitation, a director’s fiduciary duties to a corporation and its shareholders. The requirements of this Section 1 will continue until the earlier of the consummation of the Merger or the termination of the Merger Agreement.

2.	No Transfer. Until the earlier of the consummation of the Merger or the termination of the Merger Agreement, the undersigned will not sell, permit a lien or other encumbrance to be created with respect to, or grant any proxy in respect of (except for proxies solicited by the board of directors of TCB in connection with the TCB shareholders’ meeting at which the Merger is presented for shareholder approval), any Shares, unless all other parties to any such sale or other transaction enter into an agreement in form and substance satisfactory to Columbia embodying the benefits and rights contained in this Voting Agreement.

3.	Individual Obligations. Obligations of each of the undersigned under this Voting Agreement are intended to be several and not joint.

4.	Miscellaneous.

a.	Severability. If any provision of this Voting Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Voting Agreement, shall not be affected.

b.	Counterparts. This Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

c.	Governing Law. This Voting Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Washington.

d.	Remedies. Any breach of this Voting Agreement entitles Columbia to injunctive relief and/or specific performance, as well as any other legal or equitable remedies Columbia may be entitled to.

[signature pages follow]

SIGNED EFFECTIVE as of March 28, 2007.

TOWN CENTER BANCORP		COLUMBIA BANKING SYSTEM, INC.

By	/s/ Bruce G. Bryant	By	/s/ Melanie J. Dressel
	Bruce G. Bryant		Melanie J. Dressel
	President & Chief Executive Officer		President & Chief Executive Officer

Additional Signatures on Next Page

[Signature Page to Voting Agreement-1]

/s/ Bruce G. Bryant
Bruce G. Bryant, Director
President & Chief Executive Officer

/s/ Bob Ekblad	/s/ Robert A. Pingle
Bob Ekblad	Robert A. Pingle
Executive VP & Chief Financial Officer	Executive VP & Chief Operating Officer

/s/ Randy Knipple	/s/ Samuel E. Allen
Randy Knipple	Samuel E. Allen, Director
Executive VP & Chief Credit Officer

/s/ Charles W. Botsford	/s/ Raymond E. Cotton
Charles W. Botsford, Director	Raymond E. Cotton, Director

/s/ John J. Faherty	/s/ Thomas T. Joseph
John J. Faherty, Director	Thomas T. Joseph, Director

/s/ Judith A. McGee	/s/ Elton R. Storment
Judith A. McGee, Director	Elton R. Storment, Director

/s/ Glenn O. Tribe	/s/ C. Joseph Van Haverbeke
Glenn O. Tribe, Director	C. Joseph Van Haverbeke, Director

[Signature Page to Voting Agreement-2]